Exhibit 99.1

January 29, 2021

Dear Stockholder:

The purpose of this letter is to update you on property and operational matters that took place in both the third quarter (“Q3”) and fourth quarter (“Q4”) of 2020 and their impact on Strategic Student & Senior Housing Trust, Inc. (“SSSHT”). The ramifications of the COVID-19 pandemic continued to negatively impact the seniors housing industry but presented fewer risk factors in the student housing sector.

Green Street Advisors recently advised that “Seniors housing is among the sectors that have been hit hardest by COVID-19 as fundamentals have been squeezed by sizeable occupancy declines… and expense pressure related to COVID prevention and containment measures. These headwinds aren’t likely to let up until mid-’21… and COVID vaccines have been widely distributed.”

During Q3 and Q4, our senior living operators worked hard to keep our senior living residents as safe as possible against the COVID-19 surge. Nevertheless, all of our communities reported positive cases while adhering to CDC and other governmental directives including testing procedures and restricted move-in polices. Despite rapid testing, the continued use of PPE, additional cleaning procedures and minimal residential programming, certain families were hesitant to move their loved ones into our senior communities until the pandemic was under control. As a result, our senior living occupancies and rental revenue continued to decline.

To address these declines, SSSHT management took the following actions to improve liquidity in the fund including:

•	Allocated $1.95M of PPP loans received in May 2020 towards payroll reimbursements within our seniors housing portfolio

•	Applied for and received Health and Human Resources (“HHS”) Phase II Provider Relief Funds totaling $516,000

•

Received a temporary reduction in SSHT’s liquidity requirement under its mortgage loan guarantees totaling $1.8M and applied the resulting unrestricted cash to pay down Bridge Loans and increase reserves (these funds will need to be replenished by December 31, 2021)

•	Applied for and received HHS Phase III Provider Relief Funds totaling $320,000

•	Reduced community operating expenses proportional to decreases in our seniors housing occupancies

•	Extended the maturity date of the $44M Bridge Loans to April 2022

Here is a brief summary of how our SSSHT senior and student housing communities performed in Q3 and Q4 2020:

Senior Housing

•	Our Utah and Oregon communities experienced a collective 4% occupancy decline from July 1 to December 31

•	As a result of regular testing protocols, some staff and residents in each community have tested positive for COVID-19.

•	We increased marketing and sales efforts including offering move-in incentives to secure new residents

•	Our operators continued to follow CDC protocols, utilize PPE, increase cleaning efforts and test staff and residents for COVID-19

Student Housing

•	Achieved 95%+ occupancies for academic year (“AY) 2020-21 at both Florida State and the University of Arkansas communities

•	The communities will face increased competition as a result of new development

•	Created and distributed a COVID-19 Guidebook for both staff and residents

•	Our property managers continue to follow both CDC and corporate COVID-19 prevention best practices

•	Despite the Universities implementation of online learning (with some hybrid on-campus instruction), a majority of students chose to remain at our communities

Outlook

Green Street Advisors in their “Outlook for Senior Housing – Light at the End of the Tunnel” dated January 12, 2021 noted “There is a risk that the collective COVID experience, even when it’s over and done, could limit future penetration gains expected pre-COVID, but any lag post-vaccine is likely to be more temporary than permanent.” We concur with this statement.

All SSSHT seniors communities have either started vaccinating residents and staff or have specific vaccine clinic dates secured. If vaccine supply is not interrupted, all communities are expected to have completed their three vaccination clinics by the end of the first quarter. So far 95% of our senior residents are choosing to be vaccinated. When fully vaccinated, we believe our communities will see increased leads, tours and move-ins.

Student housing pre-leasing for AY 21-22 is slower than last year at Florida State but up slightly at the University of Arkansas. Students appear to be delaying housing decisions until the universities announce Fall 2021 instruction modes and pandemic risks decline.

As vaccination efforts become better organized and implemented nationally and the pandemic spread is mitigated, we believe both our seniors and student housing communities will benefit. However, we expect that our recovery will be slow, although steady. In the meantime, please keep the faith as we work hard to restore the viability of our great properties.

Sincerely,

H. Michael Schwartz	John Strockis

Chief Executive Officer	President

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,”    “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including the continuation of the novel coronavirus (COVID-19) pandemic and its effects on public health and on the economy, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Form 10-Q for the nine months ended September 30, 2020, and other reports that we file from time to time with the Securities and Exchange Commission.